Registration No. 333-

As filed with the Securities and Exchange Commission on November 16, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GLOBECOMM SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3225567
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

45 Oser Avenue, Hauppauge, New York 11788

(Address of principal executive offices) (Zip Code)

GLOBECOMM SYSTEMS INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

(Full title of the Plan)

David E. Hershberg

Chairman and Chief Executive Officer

Globecomm Systems Inc.

45 Oser Avenue, Hauppauge, New York 11788

(631) 231-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard H. Gilden, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	1,500,000 shares	$10.80	$16,200,000	$2,210

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Globecomm Systems Inc. Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Globecomm Systems Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the common stock of Globecomm Systems Inc. on November 12, 2012, which is within five business days of the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates to an increase of an additional 1,500,000 ordinary shares of Common Stock, par value $0.001 per share (“Common Stock”), of Globecomm Systems Inc. (the “Registrant”) that are being issued and sold or may be issued and sold by the Registrant to participants in the 2006 Plan.

The 2006 Plan currently provides for the grant of options to purchase, as well as restricted share grants of, an aggregate of 3,850,000 shares of Common Stock, of which 1,500,000 are hereby registered hereunder and 850,000 of which were registered under Form S-8 filed by the Registrant on November 22, 2006 (file No. 333-138915) and 1,500,000 of which were registered under Form S-8 filed by the Registrant on December 11, 2009 (file No. 333-163682). The contents of the prior Registration Statement are incorporated by reference into this Registration Statement.

PART I

Information Required in the Section 10(a) Prospectus

Omitted pursuant to the General Instructions of Form S-8.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents By Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (“SEC”):

(a)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the SEC on September 13, 2012;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, filed with the SEC on November 9, 2012;

(c)	The Registrant’s Registration Statement No. 000-22839 on Form 8-A filed with the SEC on July 15, 1997, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), which describes the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock;

(d)	The Registrant’s definitive Proxy Statement on Schedule 14A, filed with the SEC on October 5, 2012 in connection with the Registrant’s 2012 annual meeting of securityholders; and

(e)	The Registrant’s Current Reports on Form 8-K filed with the SEC on September 11, 2012, October 23, 2012 and November 6, 2012.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law (the “Delaware Law”), its directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. The Registrant’s Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware Law. Under Delaware law, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non monetary relief will remain available. In addition, each director will continue to be subject to liability under Delaware law for breach of the director’s duty of loyalty to the company, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law. This provision also does not affect the directors’ responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has obtained liability insurance for its officers and directors. Section 145 of the Delaware Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware Law or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, vote of stockholders or otherwise. The Registrant’s Certificate of Incorporation provides that to the fullest extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Globecomm Systems Inc. Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 5, 2012).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1).*

24	Power of Attorney (included on the signature page hereto).*

*	Filed herewith.

Item 9.	Undertakings.

1) The undersigned Registrant hereby undertakes:

a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

iii) To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the

Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hauppauge, state of New York, on this 16th day of November, 2012.

GLOBECOMM SYSTEMS INC.

By:	/s/ David E. Hershberg
Name:	David E. Hershberg
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Globecomm Systems Inc., a Delaware corporation, do hereby constitute and appoint David E. Hershberg, Chief Executive Officer, Keith A. Hall, President and Chief Operating Officer and Andrew C. Melfi, Chief Financial Officer, and each of them individually, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorneys and agents, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David E. Hershberg	Chairman of the Board and	November 16, 2012
David E. Hershberg	Chief Executive Officer
(Principal Executive Officer)

/s/ Andrew C. Melfi	Senior Vice President, Chief Financial Officer,	November 16, 2012
Andrew C. Melfi	and Treasurer (Principal Financial and
Accounting Officer)

/s/ Keith A. Hall	President, Chief Operating Officer and Director	November 16, 2012
Keith A. Hall

Signature	Title	Date

/s/ Richard E. Caruso	Director	November 16, 2012
Richard E. Caruso

/s/ Harry L. Hutcherson, Jr.	Director	November 16, 2012
Harry L Hutcherson, Jr.

/s/ Brain T. Maloney	Director	November 16, 2012
Brian T. Maloney

/s/ Jack A. Shaw	Director	November 16, 2012
Jack A. Shaw

/s/ A. Robert Towbin	Director	November 16, 2012
A. Robert Towbin

/s/ C.J. Waylan	Director	November 16, 2012
C. J. Waylan

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT ON

FORM S-8

UNDER THE

SECURITIES ACT OF 1933, AS AMENDED

GLOBECOMM SYSTEMS INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Globecomm Systems Inc. Amended and Restated 2006 Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 5, 2012).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1).*

24	Power of Attorney (included on the signature page hereto).*

*	Filed herewith.